Exhibit 99.1

Contact:

Brian E. Powers, President and Chief Executive Officer

CRAWFORD UNITED CORPORATION

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

216-243-2449

November 6, 2024
FOR IMMEDIATE RELEASE

Crawford United Corporation Announces Third Quarter 2024 Results

●	Earnings per share of $0.95 for the quarter and $2.72 year-to-date
●	Sales of $112.8 million for the year, 2.5% ahead of last year's record pace
●	Improved sales, operating income, net income and EBITDA As Defined[1] compared to Q3 2023
●	Completed acquisition of Advanced Industrial Coatings

CLEVELAND, OHIO, November 6, 2024 – Crawford United Corporation (OTC: CRAWA), a growth-oriented holding company serving diverse markets, today reported results for the quarter ended September 30, 2024.

For the quarter ended September 30, 2024, sales were $36.7 million compared with $33.6 million in the same period in 2023, an increase of 9.2%. In the quarter, the Company recorded operating income of $5.3 million compared with operating income of $4.3 million in the same quarter of the prior year, an increase of 22.4%. Net income was $3.4 million or $0.95 per fully diluted share, compared to $2.8 million or $0.80 per fully diluted share, in the third quarter of 2023, an increase of 19.7%. EBITDA As Defined was $6.8 million in the quarter compared to $6.1 million in the same quarter of the prior year, an increase of 10.1%.

For the year-to-date period ended September 30, 2024, sales were $112.8 million compared with $110.1 million in the same period in 2023, an increase of 2.5%. For the year-to-date period, the Company recorded operating income of $14.9 million compared with operating income of $14.6 million in the same period of the prior year, an increase of 2.6%. Net income was $9.6 million or $2.72 per fully diluted share, compared to $10.1 million or $2.86 per fully diluted share, in the same period of 2023, a decrease of 4.1%. EBITDA As Defined1 was $20.1 million in the year-to-date period compared to $20.5 million in the same period of the prior year, a decrease of 1.8%.

Brian Powers, President and CEO, stated “We are pleased with the ongoing success of our business model and remain confident in our ability to achieve long-term strategic priorities. So far in 2024, we have completed two acquisitions to strengthen our presence in the aerospace and defense market. Crawford United is well positioned to pursue opportunities for increased revenue and profitability, always with an eye towards additional acquisitions.”

About Crawford United Corporation.

Crawford United Corporation is a growth-oriented holding company providing specialty industrial products to diverse markets, including healthcare, education, aerospace, defense, and transportation. The company currently operates two business segments. The Commercial Air Handling Equipment segment is a leader in designing, manufacturing, and installing highly customized, large-scale commercial, institutional, and industrial air handling solutions, primarily for hospitals and universities. The Industrial & Transportation Products segment provides highly complex precision components and coatings to customers in the aerospace and defense industries, as well as a full line of branded metal, silicone, plastic, rubber, hydraulic, marine and fuel hose products. For more information, go to www.crawfordunited.com.

Information about Forward Looking Statements.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements made regarding the company’s future results. Generally, these statements can be identified by the use of words such as “guidance,” “outlook,” “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements, or other statements made by the Company, are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors (including, but not limited to, those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. As a result, actual results of the Company could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) shortages in supply or increased costs of necessary products, components or raw materials from the Company’s suppliers; (b) availability shortages or increased costs of freight and labor for the Company and/or its suppliers; (c) actions that governments, businesses and individuals take in response to public health crises, including mandatory business closures and restrictions on onsite commercial interactions; (d) conditions in the global and regional economies and economic activity, including slow economic growth or recession, inflation, currency and credit market volatility, reduced capital expenditures and changes in government trade, fiscal, tax and monetary policies; (e) adverse effects from evolving geopolitical conditions, such as the military conflicts in Ukraine and Israel; (f) the Company's ability to effectively integrate acquisitions, and manage the larger operations of the combined businesses, (g) the Company's dependence upon a limited number of customers and the aerospace industry, (h) the highly competitive industries in which the Company operates, which includes several competitors with greater financial resources and larger sales organizations, (i) the Company's ability to capitalize on market opportunities in certain sectors, (j) the Company's ability to obtain cost effective financing and (k) the Company's ability to satisfy obligations under its financing arrangements, and the other risks described in “Item 1A. Risk Factors” in our Annual Report Form 10-K and the Company’s subsequent filings with the SEC.

Brian E. Powers

President & CEO

216-243-2449

bpowers@crawfordunited.com

“Crawford United has a great future behind it.”

1 EBITDA As Defined is a Non-GAAP financial measure. Please refer to the definition and table at the end of this release for a reconciliation of EBITDA As Defined to net income.

CRAWFORD UNITED CORPORATION

Consolidated Income Statement (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,

	2024		2023		2024		2023
Sales	$36,736,228	100%	$33,641,513	100%	$112,811,955	100%	$110,058,884	100%
Cost of sales	26,048,576	71%	24,732,181	74%	81,467,956	72%	80,158,123	73%
Gross Profit	10,687,652	29%	8,909,332	26%	31,343,999	28%	29,900,761	27%

Operating Expenses:
Selling, general and administrative expenses	5,429,209	14%	4,612,364	14%	16,395,286	15%	15,332,161	14%
Operating Income	5,258,443	15%	4,296,968	12%	14,948,713	13%	14,568,600	13%

Other Expense and (Income):
Interest charges	262,130	1%	294,825	1%	804,028	1%	1,030,729	1%
(Gain) loss on investments	(12,059)	0%	135,522	0%	367,407	0%	17,040	0%
Other expense (income), net	303,013	1%	(599)	0%	369,718	0%	(345,569)	0%
Total Other Expense and (Income)	553,084	2%	429,748	1%	1,541,153	1%	702,200	1%
Income before Income Taxes	4,705,359	13%	3,867,220	11%	13,407,560	12%	13,866,400	12%

Income tax expense	1,336,148	4%	1,052,484	3%	3,758,008	3%	3,808,850	3%
Net Income	$3,369,211	9%	$2,814,736	8%	$9,649,552	9%	$10,057,550	9%

Net income per common share
Basic	$0.95		$0.80		$2.73		$2.87
Diluted	$0.95		$0.80		$2.72		$2.86

Weighted average shares outstanding
Basic	3,540,746		3,510,740		3,538,148		3,506,920
Diluted	3,557,881		3,536,697		3,549,552		3,519,672

CRAWFORD UNITED CORPORATION

Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA As Defined is a non-GAAP financial measure that reflects net income before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA As Defined to assess the Company's performance and believes that EBITDA As Defined is useful to investors as an indication of the Company's compliance with its financial covenants in its revolving credit facility. Additionally, EBITDA As Defined is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA As Defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA As Defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA As Defined:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2024	2023	2024	2023
Net Income	$ 3,369,211	$ 2,814,736	$ 9,649,552	$ 10,057,550
Addback:
Interest charges	262,130	294,825	804,028	1,030,729
Income tax expense	1,336,148	1,052,484	3,758,008	3,808,850
Depreciation and amortization	1,034,301	1,132,262	3,039,681	3,156,558
Non-cash stock-based compensation expense	232,225	224,317	1,076,804	1,153,105
Amortization of right of use assets	299,893	474,978	1,081,245	1,267,360
(Gain) loss on investments in equity securities	(12,059)	135,522	367,407	17,040
Non-recurring transaction charges	228,771	-	341,422	-

EBITDA As Defined	$ 6,750,620	$ 6,129,124	$ 20,118,147	$ 20,491,192